EXHIBIT 10.3

STERIS CORPORATION
1994 Nonemployee Directors
Equity Compensation Plan

1.  Purpose.    The STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan is intended to promote the interests of STERIS Corporation and its shareholders by providing for the use of Restricted Shares of the Company to pay part of the annual retainers paid to nonemployee Directors and by granting Stock Options to nonemployee Directors in order to further align the interests of nonemployee Directors more closely with the interests of other shareholders of the Company, to provide a financial incentive that will help attract and retain the most qualified nonemployee Directors for the Company, and to encourage nonemployee Directors to hold proprietary interests in the Company. Capitalized terms used in this Plan have the meanings ascribed to them in Section 20, the last section hereof.

2.  Administration.    The Plan shall be administered by the Committee. However, the Committee shall have no authority, discretion or power, subject to the terms of the Plan, (a) to determine whether a particular Director shall be granted Restricted Shares or Stock Options under the Plan, the type, size, and terms of Restricted Shares or Stock Options to be granted to any Director, the time or times at which Restricted Shares and Stock Options shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, or the terms and provisions of the Instruments by which Restricted Shares and Stock Options shall be evidenced, or (b) to alter any other restrictions, conditions, and contingencies specified in the Plan, except in the sense of administering the Plan. Subject to the foregoing limitations, the Committee, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

3.  Eligibility.    No Director who is also employed by the Company shall participate in the Plan. Each Director who is not employed by the Company shall qualify as a Participant and shall be eligible to receive Restricted Stock and grants of Stock Options on the terms and conditions set forth in the Plan. Each Participant shall, if required by the Company, enter into an agreement or other Instrument with the Company, the form of such agreement or Instrument to be determined by the Company and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such Instrument entered into hereunder, the provisions of the Plan shall govern.

4.  Stock Subject to the Plan.    The aggregate number of Common Shares of the Company that may be issued and distributed to Participants in connection with Restricted Shares and Stock Options granted under the Plan shall be 100,000 Common Shares which may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. The number of Common Shares remaining available for additional grants of Restricted Stock or Stock Options under the Plan at any particular time shall be reduced, upon the granting thereafter of any Restricted Stock or Stock Option under the Plan, by the full number of Common Shares of Restricted Stock or by the full number of Common Shares subject to the Stock Option. If any Restricted Stock is forfeited for any reason or if any Stock Option for any reason expires or is terminated, in whole or in part, without the receipt by a Participant of Common Shares, the Restricted Shares so forfeited or the Common Shares subject to that part of the Stock Option that has so expired or terminated, as the case may be, shall again be available for the future grant of Restricted Shares or Stock Options under the Plan.

5.  Restricted Shares as Partial Payment of Annual Retainer.

5.1  Automatic Grant of Restricted Shares.    The annual retainer payable to each nonemployee Director for services during an Annual Term shall be paid (a), as to the first $7,000 of the annual retainer, by an automatic grant Restricted Shares (valued as provided in Section 5.2) and (b), as to the remainder of the annual retainer, in cash. The first automatic grants of Restricted Shares under the Plan shall be made with respect to the Annual Term commencing with the 1994 Annual Meeting. Subsequent automatic grants of Restricted Shares under the Plan shall be made with respect to each succeeding Annual Term so long as the Plan remains in effect.

5.2  Date of Grant, Number of Shares.    The automatic grant of Restricted Shares for any Annual Term shall be made on the last business day of the month during which the Annual Meeting coinciding with the beginning of that Annual Term is held. The total number of Restricted Shares so granted shall be determined by dividing the dollar amount of that portion of the retainer to be paid in Restricted Shares by the average of the per share closing price of Common Shares for the period of 10 consecutive trading days, the fifth of which is the trading day coinciding with the date of the Annual Meeting, and rounding the quotient so determined down to the next whole number of Restricted Shares. No fractional shares shall be issued under the Plan. In lieu of issuing a fractional share to any Participant, the Company shall pay the Participant cash equal to the value of the fractional share not issued.

5.3  Restrictions: Six Month Minimum Holding Period, Periodic Vesting, Forfeiture.

(a)  A Participant may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate Restricted Shares until (i) at least six months have passed following the grant of those Restricted Shares and (ii) the Participant’s rights in the Restricted Shares have vested in accordance with Section 5.3(b).

(b)  A Participant’s rights in Restricted Shares granted with respect to any Annual Term shall vest in increments as follows, provided the Participant remains as a Director through the periods indicated: 2/7th of those Restricted Shares shall vest on the last day of the sixth Full Calendar Month during the Annual Term and an additional 1/7 of those Restricted Shares shall vest on the last day of each of the seventh through eleventh Full Calendar Months during the Annual Term, except that if any Annual Term includes fewer than eleven Full Calendar Months, any Restricted Shares granted to a Participant who remains as a Director through the last day of that Annual Term that have not previously vested on the foregoing schedule shall vest on that last day.

(c)  Except as otherwise provided in Section 7, if a Participant ceases to be a Director before all Restricted Shares granted to the Participant with respect to any Annual Term have vested, any such Restricted Shares that have not vested shall be forfeited.

6.  Stock Options.

6.1  Automatic Annual Grant.    On the last business day of the month during which any Annual Meeting is held, each Participant shall be granted, as additional consideration for services to be rendered by the Participant during the Annual Term commencing with that Annual Meeting, a Stock Option with respect to 2,500 Common Shares.

6.2  Time of and Conditions on Exercise.    A Stock Option granted under the Plan may be exercised not earlier than six months nor later than ten years after the date of grant of the Stock Option. Stock Options may be exercised only during the continuance of a Participant’s service as a Director or within three months of termination of such service, except as provided in Section 7. During a Participant’s lifetime, only the Participant (or in the case of incapacity of a Participant, the Participant’s attorney in fact or legal guardian) may exercise a Stock Option. A Participant may exercise a Stock Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Stock Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Stock Option.

6.3  Exercise.    A Participant electing to exercise a Stock Option shall deliver to the Company (a) the Exercise Price payable in accordance with Section 6.4 and (b) written notice of the election that states the number of whole Common Shares with respect to which the Participant is exercising the Stock Option.

6.4  Payment For Common Shares.    Upon exercise of a Stock Option by a Participant, the Exercise Price shall be payable by the Participant, at the election of the Participant, in cash, by delivery by the Participant (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price, or by such combination of cash and such instructions as the Participant may elect.

6.5  Nontransferability.    Stock Options may not be sold, assigned, pledged, hypothecated, transferred, or otherwise disposed of during the lifetime of the Participant, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, as amended, that satisfies the requirements of Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended. A Participant granted a Stock Option shall have no rights as a shareholder with respect to any shares covered by the Stock Option until the date the share certificate is issued evidencing ownership of such shares.

7.  Death of a Participant.    Upon the death of a Participant while the Participant is serving as a Director, the Participant’s executor or administrator or the person or persons to whom the Participant’s rights under a Stock Option are transferred by will or the laws of descent and distribution shall have the right to exercise, from time to time during the period ending one year after the date of the Participant’s death, but not later than the relevant Expiration Date, any Stock Options that were outstanding on the date of the Participant’s death, if and to the same extent as those Stock Options were exercisable by the Participant on the date of the Participant’s death.

8.  Adjustment Upon Changes in Common Shares.    In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the maximum number of Common Shares that may be issued under the Plan pursuant to Section 4, and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Stock Option to the extent necessary and in such manner that the benefits of Participants under all then outstanding Stock Options shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

9.  Purchase for Investment.    Each Participant acquiring Common Shares pursuant to a Stock Option may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any such time such representation is no longer necessary for such purposes.

10.  Holding Periods.    No Participant shall sell or exercise, as the case may be, any equity security or derivative security, in each case as defined in the 1934 Act or the rules and regulations promulgated thereunder, acquired pursuant to Restricted Shares or Stock Options granted under the Plan, before the earliest date on which the sale or exercise is eligible for the Rule 16b-3 Exemption. If any provision of the Plan (including, without limitation, this Section 10) must be modified or becomes unnecessary to comply with the requirements of Rule 16b-3, the Committee may waive such provision and/or amend the Plan to add to or modify the provisions hereof accordingly.

11.  Legal Requirements.    No Restricted Shares or Stock Options shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Internal Revenue Code of 1986, as amended, and Federal and state securities laws.

12.  Duration and Termination of the Plan.    The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Company and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Participant with respect to any Restricted Shares or Stock Options granted before the effective date of the termination.

13.  Amendments.    The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that (a) the Plan may not be so altered or amended more frequently than once every six months, and (b) no amendment may be made without shareholder approval if shareholder approval is required under Rule 16b-3 to qualify for the Rule 16b-3 Exemption, is required by any applicable securities law or tax law, or is required by the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted.

14.  Plan Noncontractual.    Nothing herein contained shall be construed as a commitment to or agreement with any Participant serving as a Director to continue such person’s service as a Director, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company to continue the annual rate of retainer of any such person for any period. All Participants shall remain subject to termination to the same extent as if the Plan had never been put into effect.

15.  Interest of Participants.    Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Participant shall have any interest in, or lien or prior claim upon, any property of the Company by reason of that obligation.

16.  Claims of Other Persons.    The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company, its officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

17.  Absence of Liability.    No Director, member of the Committee or of any other committee of the Board of Directors, or any officer or employee of the Company shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

18.  Severability.    The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

19.  Governing Law.    The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

20.  Definitions.

20.1  1934 Act.    The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

20.2  Annual Meeting.    The term “Annual Meeting” shall mean an Annual Meeting of Shareholders of the Company.

20.3  Annual Term.    The term “Annual Term” shall mean the period commencing at the time of election of Directors at one Annual Meeting and continuing until the time of election of Directors at the immediately succeeding Annual Meeting.

20.4  Committee.    The term “Committee” shall mean a committee appointed by the Board of Directors of the Company to administer the Plan. The Committee shall be composed of not less than two Directors. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or employee of the Company shall be a member or alternate member of the Committee. The Committee shall at all times be so comprised as to satisfy the disinterested administration standard contained in Rule 16b-3, if required to qualify for the Rule 16b-3 Exemption.

20.5  Common Shares.    The term “Common Shares” shall mean common shares of the Company without par value.

20.6  Company.    The term “Company” shall mean STERIS Corporation and its successors, including the surviving or resulting corporation of any merger of STERIS Corporation with or into, or any consolidation of STERIS Corporation with, any other corporation or corporations.

20.7  Director.    The term “Director” shall mean an individual who has been duly elected and is serving as a member of the Company’s Board of Directors.

20.8  Participant.    The term “Participant” shall mean any director of the Company who is neither an officer nor employee of the Company.

20.9  Exercise Price.    The term “Exercise Price” with respect to any Stock Option shall mean the per share closing price of Common Shares on the date of the grant of that Stock Option.

20.10  Expiration Date.    The term “Expiration Date” with respect to any Stock Option shall mean the tenth anniversary of the date of grant of the Stock Option.

20.11  Full Calendar Month.    The term “Full Calendar Month” shall mean any month-long period beginning on the first day and ending on the last day of a calendar month.

20.12  Instrument.    The term “Instrument” shall mean a written instrument evidencing a grant of Restricted Shares or of a Stock Option in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Participant and the Company, a certificate issued by the Company, or a letter executed by the Committee or its designee. Each Instrument shall provide that acceptance of the Instrument by a Participant constitutes agreement to the terms of the grant evidenced thereby.

20.13  Plan.    The term “Plan” shall mean this STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan as from time to time hereafter amended in accordance with Section 15.

20.14  Restricted Shares.    The term “Restricted Shares” shall mean Common Shares granted to a Participant in accordance with Section 5.

20.15  Rule 16b-3.    The term “Rule 16b-3” shall mean Rule 16b-3 or any successor provision under the 1934 Act.

20.16  Rule 16b-3 Exemption.    The term “Rule 16b-3 Exemption” shall mean the exemption from Section 16(b) of the 1934 Act that is available under Rule 16b-3.

20.17  Stock Option.    The term “Stock Option,” shall mean a grant entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.